                                                                  EXECUTION COPY

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                          PLEDGE AND SECURITY AGREEMENT

                          Dated as of February 13, 2004

                                 by and between

                               ORMAT NEVADA INC.,
                             a Delaware corporation

                                       and

                         UNION BANK OF CALIFORNIA, N.A.,
                       in its capacity as Collateral Agent

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                          PLEDGE AND SECURITY AGREEMENT

          This PLEDGE AND SECURITY AGREEMENT (this "Agreement"), dated as of
February 13, 2004, is made by and between ORMAT NEVADA INC., a Delaware corporation (together with its permitted successors and assigns, the "Obligor"), and UNION BANK OF CALIFORNIA, N.A., in its capacity as the Collateral Agent for the Noteholders described below (in such capacity, the "Collateral Agent").

                                    RECITALS:

          A. Ormat Funding Corp., a Delaware corporation (the "Note Issuer"),
Union Bank of California, N.A., in its capacity as the Trustee, ORNI 1 LLC, a
Delaware limited liability company, ORNI 2 LLC, a Delaware limited liability company, ORNI 7 LLC, a Delaware limited liability company, OrMammoth, Inc., a
Delaware corporation, Brady Power Partners, a Nevada general partnership,
Steamboat Development Corp., a Utah corporation, and Steamboat Geothermal LLC, a
Delaware limited liability company (the "Subsidiary Guarantors"), and Ormesa
LLC, a Delaware limited liability company, have entered into the Indenture dated as of even date herewith (the "Indenture"), pursuant to which the Note Issuer is issuing the 8.25% Senior Secured Notes (collectively, the "Notes"), and Union
Bank of California, N.A. has been appointed the Trustee on behalf of the holders of the Notes (collectively, the "Noteholders").

          B. It is a condition precedent to the issuance of the Notes by the
Note Issuer, that Obligor shall have executed and delivered this Agreement.

          C. Obligor will derive substantial direct and indirect benefit from the issuance of the Notes.

          NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Obligor hereby agrees with Collateral Agent as follows:

                                    ARTICLE I
                                   DEFINITIONS

          Section 1.01. Certain Defined Terms.

               (a) Each capitalized term used and not otherwise defined herein shall have the meaning assigned to such term (whether directly or by reference to another agreement or document) in Article I the Indenture. The
     Rules of Construction set forth in Section 1.04 of the Indenture are hereby incorporated by reference as if fully set forth herein.

               (b) In addition to the terms defined in the Indenture, the preamble and the recitals, the following terms shall have the following respective meanings:

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          "Capital Stock" of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) the common or preferred equity or equity or preference share capital of such Person, including, without limitation, partnership interests and limited liability company membership interests.

          "Certificated Security" has the meaning assigned to the term
"certificated security" in the Uniform Commercial Code.

          "Collateral" has the meaning assigned to that term in Section 2.01.

          "Discharge Date" shall mean the date when the outstanding principal of the Notes and other amounts payable to the Noteholders under the Indenture have been paid in full.

          "Ownership Collateral" has the meaning assigned to that term in
Section 2.01(a)(iii).

          "Pledged Ownership Interests" has the meaning assigned to that term in
Section 2.01(a)(i).

          "Proceeds" has the meaning assigned to the term "proceeds" in the
Uniform Commercial Code.

          "Secured Obligations" shall mean any and all indebtedness, liabilities, and other obligations of the Note Issuer, Obligor and the
Subsidiary Guarantors (including, but not limited to, all such obligations in respect of principal, interest (including post-petition interest), fees, indemnities, costs and other expenses, whether due after acceleration or otherwise and whether incurred before or after a bankruptcy of Obligor), of whatever nature and however evidenced, owed to the Secured Parties under or pursuant to the Indenture and each other Transaction Document, in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising out of or relating to any such document.

          "Security" has the meaning assigned to the term "security" in the
Uniform Commercial Code.

          "Uniform Commercial Code" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York;
provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral (as hereinafter defined) is governed by the Uniform Commercial
Code as in effect in a jurisdiction other than the State of New York, the term
"UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

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                                   ARTICLE II
                                 THE COLLATERAL

          Section 2.01. Grant. As collateral security for the prompt payment in full when due (whether at stated maturity, upon acceleration, on any optional or mandatory prepayment date or otherwise) and performance of the Secured
Obligations, Obligor hereby pledges and grants to the Collateral Agent, for the benefit of the Secured Parties, and subject to the rules and regulations of the
Bureau of Land Management, as applicable with respect to certain Geothermal
Resource Leases to which Obligor is a party, a security interest in all of
Obligor's right, title and interest in and to (subject to any Permitted Liens)
the following property, whether now owned or in the future acquired by Obligor and whether now existing or in the future coming into existence (all of the property, assets and revenues described in this Section 2.01 being collectively, the "Collateral"):

               (a)  (i) all of the Capital Stock in any Subsidiary identified in
          Annex 2 now or hereafter owned by Obligor, in each case together with all certificates (if any) evidencing the same (collectively, the
          "Pledged Ownership Interests");

                    (ii) all shares, partnership interests, membership
          interests, Securities, moneys or property representing a dividend on any of the Pledged Ownership Interests, or representing a distribution or return of capital upon or in respect of the Pledged Ownership
          Interests, or resulting from a split-up, revision, reclassification or other like change of the Pledged Ownership Interests or otherwise received in exchange therefore, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the
          Pledged Ownership Interests;

                    (iii) without affecting the obligations of Obligor under any provision prohibiting that action under any Transaction Document, in the event of any consolidation or merger in which any Subsidiary
          Guarantor is not the surviving Person, all ownership interests of any class or character in the successor Person (unless that successor
          Person is Obligor itself) formed by or resulting from that consolidation or merger (collectively, and together with the property described in clauses (i) and (ii) above, the "Ownership
          Collateral");and

               (b) all Proceeds and products in whatever form of all or any part of the other Collateral, including all rents, profits, income and benefits, substitutions and replacements of and to any of the Collateral and all proceeds of insurance and all condemnation awards and all other compensation for any event of loss with respect to all or any part of the other Collateral (together with all rights to recover and proceed with respect to the same), and all accessions to, substitutions for and replacements of all or any part of the other Collateral.

IT BEING UNDERSTOOD, HOWEVER, that (A) in the case of any of the foregoing that consists of general or limited partnership interests in a general or limited partnership, the security

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interest hereunder shall be deemed to be created only to the maximum extent permitted under the applicable organizational instrument pursuant to which such partnership is formed and (B) in no event shall the security interest granted under this Section 2.01 attach to any lease, license, contract, property rights or agreement to which any Obligor is a party or any other part of the Collateral
(or to any of its rights or interests thereunder) if the grant of such security interest would constitute or result in either (i) the abandonment, voiding, invalidation or unenforceability of any right, title or interest of any Obligor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement
(other than, to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial
Code).

Notwithstanding the foregoing, Collateral shall not include all Capital Stock of any Subsidiary of Obligor other than the Pledged Ownership Interests. To the extent that Obligor is permitted under (a) Section 3.2 of the Depositary
Agreement to receive disbursements from the Operating Account in respect of
Operating and Maintenance Expenses, (b) Section 3.4(b), 3.5(c) or 3.7(b) of the
Depositary Agreement to receive disbursements from the Debt Service Reserve
Account, the Galena Re-powering Account or the Ormesa Loan Repayment Account, as applicable or (c) Section 3.8 of the Depositary Agreement to receive Restricted
Payments, upon receipt by Obligor of such disbursements made pursuant to Section
3.2, 3.4(b), 3.5(c), 3.7(b) or 3.8 of the Depositary Agreement, as applicable, such cash or other property distributed to Obligor shall automatically be released, without any further action by the Collateral Agent, from any security interest that may have been created in such cash or other property pursuant to the foregoing grant clause.

          Section 2.02. Obligations Unconditional. The obligations of Obligor in this Agreement shall be continuing, irrevocable, primary, absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of any Financing Document or any other agreement or instrument referred to therein, or any substitution, release or exchange of any guarantee of or security for any of the Secured Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.02 that the obligations of Obligor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of Obligor hereunder, which shall remain absolute and unconditional as described above without regard to and not be released, discharged or in any way affected (whether in full or in part) by:

               (a) at any time or from time to time, without notice to Obligor, the time for any performance of or compliance with any of the Secured
     Obligations shall be extended, or such performance or compliance shall be waived;

               (b) any Financing Document shall be amended or modified or there shall be a departure from, or waiver of, any of the terms of any Financing
     Document;

               (c) the maturity of any of the Secured Obligations shall be accelerated, or any of the Secured Obligations shall be modified, supplemented or amended in any

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     respect, or any right under any Financing Document or any other agreement or instrument referred to therein shall be waived or any guarantee of any of the Secured Obligations or any security therefore shall be released or exchanged in whole or in part or otherwise dealt with;

               (d) any lien granted to, or in favor of, the Collateral Agent as security for any of the Secured Obligations shall fail to be perfected; or

               (e) any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Obligor or the Note Issuer or by any defense which Obligor or the Note Issuer may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.
     Obligor acknowledges and agrees that the Secured Obligations include interest on the Secured Obligations at the applicable rate therefor under the Financing Documents which accrues after the commencement of any such proceeding (or, if interest on any portion of the Secured Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such Secured Obligations includes the interest which would have accrued on such portion of the Secured Obligations if said proceedings had not been commenced), since it is the intention of the parties that the amount of the Secured Obligations secured pursuant to this Agreement should be determined without regard to any rule of law or order which may relieve
     Obligor or the Note Issuer of any portion of the Secured Obligations.
     Obligor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Collateral Agent, or allow the claim of the Collateral Agent in respect of, interest which would have accrued after the date on which such proceeding is commenced. Notwithstanding the above, so long as any Secured
     Obligation shall remain outstanding, Obligor shall not, without the prior written consent of the Collateral Agent, commence or join with any other person in commencing any bankruptcy, reorganization or insolvency proceedings of or against the Note Issuer.

          Section 2.03. Waiver.

               (a) Obligor hereby expressly waives promptness, diligence, presentment, demand for payment or performance and protest; filing of claims with any court; any proceeding to enforce any provision of the
     Financing Documents; notice of acceptance of and reliance on this Agreement by the Secured Parties, notice of the creation of any Secured Obligations of the Note Issuer, and (except with respect to any notice required by the
     Transaction Documents) any other notice whatsoever; any requirement that the Collateral Agent exhausts any right, power or remedy or proceed or take any other action against Obligor or the Note Issuer under any Financing
     Document to which it is a party or any lien or encumbrance on, or any claim of payment against, any property of Obligor or the Note Issuer or any other agreement or instrument referred to therein, or any other Person under any guarantee of, or lien securing, or claim for payment of, any of the Secured
     Obligations; any right to require a proceeding by the Collateral Agent first against the Note Issuer whether to marshal any assets or to exhaust any right or take any action against the Note Issuer or any other Person or any collateral

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     or otherwise, any diligence in collection or protection for realization upon any Secured Obligation; any obligation hereunder or any collateral security for any of the foregoing; any right of protest, presentment, notice or demand whatsoever, and any claims of waiver, release, surrender, alteration or compromise and all defenses, set-offs counterclaims, recoupments, reductions, limitations, impairments or terminations, whether arising hereunder or otherwise. Obligor further waives (i) any requirement that any other Person be joined as a party to any proceeding for the enforcement by the Collateral Agent of any Secured Obligation and (ii) the
     filing of claims by the Collateral Agent in the event of the receivership or bankruptcy of the Note Issuer. The Collateral Agent shall have the right to bring suit directly against Obligor with respect to the obligations owed to the Collateral Agent hereunder either prior to or concurrently with any lawsuit against, or without bringing any suit against Obligor, the Note
     Issuer or any other Person.

               (b) The enforceability and effectiveness of this Agreement and the liability of Obligor, and the rights, remedies, powers and privileges of the Collateral Agent, under this Agreement shall not be affected, limited, reduced, discharged or terminated, and Obligor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of:

                    (i) the illegality, invalidity or unenforceability of all or any part of the Secured Obligations, any Financing Document or any
          agreement, security document, guarantee or other instrument relating to all or any part of the Secured Obligations;

                    (ii) any disability or other defense with respect to all of any part of the Secured Obligations of Obligor, including the effect of any statute of limitations that may bar the enforcement of all or any part of the Secured Obligations;

                    (iii) the illegality, invalidity or unenforceability of any security or guarantee for all or any part of the Secured Obligations or the lack of perfection or continuing perfection or failure of the priority of any lien or encumbrance on any collateral for all or any part of the Secured Obligations;

                    (iv) the cessation, for any cause whatsoever, of the
          liability of any Person that is a guarantor of all or any part of the
          Secured Obligations (other than, subject to Section 2.05, by reason of the full payment and performance of all Secured Obligations);

                    (v) except as required by Section 5.01 hereof, any failure of the Collateral Agent to give notice of sale or other disposition of any collateral (including any notice of any judicial or nonjudicial foreclosure or sale of any interest in real property serving as collateral for all or any part of the Secured Obligations) for all or any part of the Secured Obligations to the Note Issuer, Obligor or any
          other Person or any defect in, or any failure by the Note Issuer,

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          Obligor or any other Person to receive, any notice that may be given in connection with any sale or disposition of any collateral;

                    (vi) any failure of the Collateral Agent to comply with
          applicable laws in connection with the sale or other disposition of any collateral for all or any part of the Secured Obligations;

                    (vii) any judicial or nonjudicial foreclosure or sale of, or other election of remedies with respect to, any interest in real property or other Collateral serving as security for all or any part of the Secured Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of either the
          Note Issuer or Obligor or may preclude the Note Issuer or Obligor from obtaining reimbursement, contribution, indemnification or other recovery from the other Subsidiary Guarantors, the Note Issuer or any other Person and even though the Note Issuer or Obligor may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency;

                    (viii) any act or omission of the Collateral Agent or any
          other Person (other than payment of the Secured Obligations) that directly or indirectly results in or aids the discharge or release of
          Obligor or any part of the Secured Obligations or any security or guarantee (including any letter of credit) for all or any part of the
          Secured Obligations by operation of law or otherwise;

                    (ix) any law which provides that the obligation of a surety or Obligor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or
          Obligor's obligation in proportion to the principal obligation;

                    (x) any counterclaim, set-off or other claim which Obligor has or alleges to have with respect to all or any part of the Secured
          Obligations;

                    (xi) any failure of the Collateral Agent to file or enforce a claim in any bankruptcy or other proceeding with respect to any
          Person;

                    (xii) the election by the Collateral Agent, in any
          bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy
          Code;

                    (xiii) any extension of credit or the grant of any lien or encumbrance under Section 364 of the United States Bankruptcy Code;

                    (xiv) any use of cash collateral under Section 363 of the
          United States Bankruptcy Code;

                    (xv) any agreement or stipulation with respect to the
          provision of adequate protection in any bankruptcy proceeding of any
          Person;

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                    (xvi) the avoidance of any lien or encumbrance in favor of the Collateral Agent for any reason;

                    (xvii) any bankruptcy, insolvency, reorganization,
          arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Secured
          Obligations (or any interest on all or any part of the Secured
          Obligations) in or as a result of any such proceeding; or

                    (xviii) any action taken by the Collateral Agent that is
          authorized by this Section 2.03(b) or otherwise in this Agreement or by any other provision of any Financing Document or any omission to take any such action.

          Section 2.04. Reinstatement. The obligations of Obligor under this
Article II and the security interest in, and the lien on, the Collateral shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Obligor in respect of the Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Obligations or if and to the extent that for any reason any payment by or on behalf of the Note
Issuer in respect of its obligations under the Indenture and the Senior Secured
Notes is rescinded or must be otherwise restored by any Noteholder, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. Obligor agrees that it will indemnify the Collateral Agent on demand for all reasonable and reasonably documented costs and expenses (including reasonable and reasonably documented fees of counsel) incurred by the Collateral Agent in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          Section 2.05. Subrogation. Obligor shall be subrogated to all rights of the Collateral Agent and the Secured Parties in respect of any amounts paid by Obligor pursuant to the terms of this Agreement; provided, however, that
Obligor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under any bankruptcy, insolvency or other similar law) or otherwise by reason of any payment by it pursuant to the provisions of this Article II. If any amount shall be paid to Obligor on account of such subrogation rights at any time prior to the payment, discharge or performance in full of the Secured
Obligations, such amount shall be held in trust for the benefit of the
Collateral Agent (if applicable) and shall forthwith be paid to the Collateral
Agent to be credited and applied upon and against the Secured Obligations, to the extent then matured, in accordance with the terms of the relevant Financing
Documents or, to the extent not then matured or existing, be held by the
Collateral Agent as collateral security for such Secured Obligations.

          Section 2.06. Remedies. Obligor agrees that, as between Obligor and the Collateral Agent, any obligations of the Note Issuer to the Secured Parties under any of the Financing Documents to which it is a party may be declared to be forthwith due and payable notwithstanding any stay, injunction or other prohibition (except any applicable prohibitions set forth in the Transaction
Documents) preventing such declaration (or such obligations from

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becoming automatically due and payable) as against the Note Issuer and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations shall forthwith be deemed to have become due and payable for purposes of this Agreement. For the avoidance of doubt, it is understood and agreed that any amount paid pursuant to the immediately preceding sentence is intended to be applied to the payment or prepayment (as the case may be) of the related obligations of the Note Issuer.
Each of the obligations of Obligor under this Agreement is separate and independent of each other obligation of Obligor hereunder and separate and independent of the Secured Obligations, and Obligor agrees that a separate action or actions may be brought and prosecuted by the Collateral Agent against
Obligor to enforce this Agreement, irrespective of whether any action is brought by the Collateral Agent against the Note Issuer under any relevant Financing
Document or whether the Note Issuer is joined in any such action or actions.

          Section 2.07. Continuing Obligation. The obligation provided in this
Article II is a continuing obligation and shall apply to all Secured Obligations whenever arising.

          Section 2.08. [Intentionally Omitted.]

          Section 2.09. [Intentionally Omitted.]

          Section 2.10. Perfection. Obligor authorizes the Collateral Agent to file such financing statements and continuation statements in such offices as are or shall be necessary or as the Collateral Agent may determine to be appropriate to create, perfect and establish the priority of the liens granted by this Agreement in any and all of the Collateral, to preserve the validity, perfection or priority of the liens granted by this Agreement in any and all of the Collateral or to enable the Collateral Agent to exercise its remedies, rights, powers and privileges under this Agreement. Concurrently with the execution and delivery of this Agreement, Obligor shall (i) deliver to the
Collateral Agent any and all certificates for all Certificated Securities, including those identified in Annex 2, duly endorsed in blank; (ii) with respect to any part of the Ownership Collateral that constitutes an uncertificated security Obligor shall cause any issuer thereof to register the Collateral Agent as the registered owner of such security; and (iii) take all such other actions, and authenticate or sign and file or record such other records or instruments, as are necessary or as the Collateral Agent may reasonably request to perfect and establish the priority of the liens granted by this Agreement in any and all of the Collateral or to enable the Collateral Agent to exercise its remedies, rights, powers and privileges under this Agreement, including, without limitation, causing any or all of the Collateral to be transferred of record into the name of the Collateral Agent as such (and the Collateral Agent agrees that if any Collateral is transferred into its name, the Collateral Agent will thereafter promptly give to Obligor copies of any notices and communications received by it with respect to the Collateral pledged by Obligor hereunder).

          Section 2.11. Preservation and Protection of Security Interests.
Obligor shall:

               (a) upon the acquisition after the date of this Agreement by
     Obligor of any Certificated Securities covered by a certificate of title or ownership promptly (x) take such action with respect to that Collateral as is specified for that type of Collateral in

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     Section 2.10 and (y) take all such other actions, and authenticate or sign and file or record such other records or instruments, as are necessary or as the Collateral Agent may reasonably request to create, perfect and establish the priority of the liens granted by this Agreement in any and all the Collateral, to preserve the validity, perfection or priority of the liens granted by this Agreement in any and all of the Collateral or to enable the Collateral Agent to exercise its remedies, rights, powers and privileges under this Agreement;

               (b) whether with respect to Collateral as of the date of this
     Agreement or Collateral in which Obligor acquires rights in the future, authorize, give, authenticate, execute, deliver, file or record any and all financing statements, notices, contracts, agreements or other records or instruments, obtain any and all Governmental Approvals, and take all such other actions, as are necessary or as the Collateral Agent may reasonably request to create, perfect and establish the priority of the liens granted by this Agreement in any and all the Collateral, to preserve the validity, perfection or priority of the liens granted by this Agreement in any and all of the Collateral or to enable the Collateral Agent to exercise and enforce its remedies, rights, powers and privileges under this Agreement, including causing any or all of the Ownership Collateral to be transferred of record into the name of the Collateral Agent or its nominee (and the
     Collateral Agent agrees that if any Security is transferred into its name or the name of its nominee, the Collateral Agent shall thereafter promptly give to Obligor copies of any notices and communications received by it with respect to that Security); and

               (c) furnish to the Collateral Agent from time to time and no later than 90 days prior to the date that continuation statements are required to be filed to preserve the validity, perfection or priority of the liens granted by this Agreement, statements and schedules further identifying and describing the Collateral pledged by hereunder and such other reports in connection with the Collateral pledged by Obligor hereunder as the Collateral Agent may reasonably request, all in reasonable detail.

          Section 2.12. Attorney-in-Fact.

               (a) Subject to Obligor's rights under Sections 2.13 through 2.16,
     Obligor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Obligor and in the name of Obligor or in its own name, for the purpose of carrying out the provisions of this Agreement upon the occurrence and during the continuation of an Event of Default, to (x)
     take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of this Agreement,
     (y) preserve the validity, perfection and priority of the liens granted by this Agreement and, (z) exercise its rights, remedies, powers and privileges under this Agreement. This appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Obligor hereby gives the Collateral Agent the power and right, on behalf of Obligor, without notice to or assent by Obligor, upon the occurrence and during the continuation of any Event of Default (i) to ask, demand, collect, sue for,

                                                   PLEDGE AND SECURITY AGREEMENT
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                                       10

     recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Collateral, (ii)
     to file any claims or take any action or proceeding that the Collateral
     Agent may deem necessary or advisable for the collection of all or any part of the Collateral, (iii) to execute, in connection with any sale or disposition of the Collateral under Article V, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral, (iv) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral
     (other than Permitted Liens), effect any repair or pay or discharge any insurance called for by the terms of this Agreement (including all or any part of the premiums therefor and the costs thereof), (v) execute, in connection with any sale provided for in Article V, any endorsement, assignment or other instrument of conveyance or transfer with respect to the collateral; and (vi) (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct, (B) ask or demand for, collect, and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any suit, action or proceeding brought against Obligor with respect to any Collateral, (F)
     settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral
     Agent may deem appropriate and (G) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent's option and
     Obligor's expense, at any time, or from time to time, all acts and things that the Collateral Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's and the other
     Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as Obligor might do.

               (b) Without limiting the rights and powers of the Collateral
     Agent under Section 2.12(a), Obligor hereby appoints the Collateral Agent as its attorney-in-fact, effective the date of this Agreement and terminating upon the Discharge Date, for the purpose of, upon the occurrence and during the continuation of an Event of Default, executing such other documents and instruments on behalf of, and taking such other action in the name of, Obligor as the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement (including the purpose of exercising the rights, remedies, powers and privileges of the
     Collateral Agent under Section 5.01). This appointment as attorney-in-fact is irrevocable and coupled with an interest.

               (c) [Intentionally Omitted.]

                                                   PLEDGE AND SECURITY AGREEMENT
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                                       11

               (d) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 2.12, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Notes under the Indenture, from the date of payment by the Collateral Agent to the date reimbursed by
     Obligor, shall be payable by Obligor to the Collateral Agent on demand and shall constitute Secured Obligations and be secured by the Liens of the
     Collateral Documents.

               (e) Obligor hereby ratifies all that said attorneys shall
     lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

          Section 2.13. Special Provisions Relating to Securities.

               (a) So long as no Event of Default has occurred and is
     continuing, Obligor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to all Ownership Collateral for all purposes not inconsistent with the terms of any Transaction Document, provided that Obligor shall not vote the Ownership Collateral in any manner that is inconsistent with the terms of any Transaction Document; and the
     Collateral Agent shall, at Obligor's expense, execute and deliver to
     Obligor or cause to be executed and delivered to Obligor all such proxies, powers of attorney, dividend and other orders and other instruments, without recourse, as Obligor may reasonably request for the purpose of enabling Obligor to exercise the rights and powers that it is entitled to exercise pursuant to this Section 2.13(a).

               (b) So long as no Event of Default has occurred and is
     continuing, Obligor shall be entitled to receive and retain any dividends on all Ownership Collateral paid in cash.

               (c) If any Event of Default has occurred and is continuing, and whether or not the Collateral Agent exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other right, remedy, power or privilege available to it under applicable law, this Agreement or any other Transaction Document, all dividends and other distributions on all Ownership Collateral shall be paid directly to an account designated by the Collateral Agent and retained by it in such account as part of the Collateral, subject to the terms of the Transaction
     Documents, and, if the Collateral Agent so requests, Obligor shall execute and deliver to the Collateral Agent appropriate additional dividend, distribution and other orders and instruments to that end, provided that if the applicable Event of Default is cured, any such dividend or distribution paid to the Collateral Agent prior to that cure shall, upon request of
     Obligor (except to the extent applied to the Secured Obligations), be returned by the Collateral Agent to Obligor.

          Section 2.14. [Intentionally Omitted.]

                                                   PLEDGE AND SECURITY AGREEMENT
                                                                  (ORMAT NEVADA)

                                       12

          Section 2.15. Use of Collateral. So long as no Event of Default has occurred and is continuing, Obligor shall be entitled to use and possess the
Collateral, subject to the rights, remedies, powers and privileges of the
Collateral Agent under Articles II and V.

          Section 2.16. Rights and Obligations.

               (a) No reference in this Agreement to proceeds or to the sale or other disposition of Collateral shall authorize Obligor to pledge, sell or otherwise dispose of any Collateral except to the extent otherwise expressly permitted by the terms of any Transaction Document. The
     Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any part of the Collateral.

               (b) Obligor shall remain liable to perform its duties and
     obligations under the contracts and agreements included in the Collateral in accordance with their respective terms to the same extent as if this
     Agreement had not been executed and delivered. The exercise by the
     Collateral Agent of any right, remedy, power or privilege in respect of this Agreement shall not release Obligor from any of its duties and obligations under those contracts and agreements. The Collateral Agent shall not have any duty, obligation or liability under those contracts and agreements or in respect to any Governmental Approval included in the
     Collateral by reason of this Agreement or any other Transaction Document, nor shall the Collateral Agent be obligated to perform any of the duties or obligations of Obligor under any such contract or agreement or any such
     Governmental Approval or to take any action to collect or enforce any claim
     (for payment) under any such contract or agreement or Governmental
     Approval.

               (c) No lien granted by this Agreement in Obligor's right, title and interest in any contract, agreement or Governmental Approval shall be deemed to be a consent by the Collateral Agent to any such contract, agreement or Governmental Approval.

          Section 2.17. Release of Collateral. Upon the Discharge Date, or the
date of any sale or conveyance of a motor vehicle or any other portion of the
Collateral for which Obligor is entitled, pursuant to the terms and conditions of the Indenture, to sell or otherwise convey free and clear of the Liens of the
Transaction Documents, and upon the request of, and at the expense of, Obligor, the Collateral Agent will execute and deliver to Obligor such instruments as
Obligor reasonably requests to remove the notation of the Collateral Agent as lienholder on any financing statement with respect to such applicable portion of the Collateral; provided that in connection with such sale or conveyance, any such instruments shall be delivered, and the release shall be effective, only upon receipt by the Collateral Agent of a certificate from Obligor stating that such portion of the Collateral the lien on which is to be released is to be sold or conveyed in accordance with the terms and conditions of the Indenture.

          Section 2.18. [Intentionally Omitted.]

          Section 2.19. Termination. Upon the occurrence of the Discharge Date, all liens granted hereunder shall be deemed terminated, and the Collateral Agent shall forthwith cause to

                                                   PLEDGE AND SECURITY AGREEMENT
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                                       13

be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect of the Collateral, to or on the order of Obligor. The
Collateral Agent shall also execute and deliver to Obligor, at Obligor's expense, upon the occurrence of the Discharge Date such Uniform Commercial Code termination statements and other documentation as shall be reasonably requested by Obligor to effect the termination and release of the liens created under this
Agreement. The security interest created hereby and the other liens created by the Transaction Documents shall also be released with respect to any portion of the Collateral that is sold, transferred or otherwise disposed of in compliance with the terms and conditions of the Transaction Documents.

                                  ARTICLE III
                                 REPRESENTATIONS

          Section 3.01. Organization; Power; Authorization; Validity.

               (a) Without limiting the generality of Section 3.01, Obligor represents and warrants (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in and is in good standing in Delaware,
     (ii) the execution, delivery and performance by Obligor of its obligations under this Agreement and the other Transaction Documents to which it is a party are within Obligor's powers as a corporation and have been duly authorized by all corporate action, and (iii) this Agreement has been duly executed and delivered by Obligor and constitutes a legal, valid and binding obligation of Obligor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

               (b) Annex 1 correctly sets forth Obligor's full and correct legal name, type of organization, jurisdiction of organization, organizational identification number (if applicable), chief executive office and mailing address as of the date of this Agreement.

               (c) Obligor has not (i) changed its location (as defined in
     Section 9307 of the Uniform Commercial Code), (ii) previously changed its name except as set forth on Annex 1 and (iii) previously become a "new debtor" (as defined in the Uniform Commercial Code) with respect to a currently effective security agreement entered into by another Person except as set forth on Annex 1.

          Section 3.02. Title. Obligor is the sole beneficial owner of the
Collateral in which it purports to grant a lien pursuant to this Agreement, and the Collateral is free and clear of all liens (subject to Permitted Liens) and the liens granted by this Agreement have attached and constitute a perfected security interest in all of the Collateral prior to all other liens and encumbrances.

                                                   PLEDGE AND SECURITY AGREEMENT
                                                                  (ORMAT NEVADA)

                                       14

          Section 3.03. Pledged Ownership Interests.

               (a) The Pledged Ownership Interests identified in Annex 2 are duly authorized, validly existing, fully paid and nonassessable, and none of the Pledged Ownership Interests is subject to any contractual restriction, or any restriction under the organizational documents of the
     Note Issuer, upon the transfer of such Pledged Ownership Interests (except for any such restriction contained in any Transaction Document). Such
     Pledged Ownership Interests exist in a certificated form.

               (b) The Pledged Ownership Interests identified in Annex 2
     constitute all of the issued and outstanding membership interests or other interests of any class or character in the Note Issuer (whether or not registered in the name of Obligor), and Annex 2 correctly identifies the issuer of such Pledged Ownership Interests and the respective number (and registered owners) of the interests identified in Annex 2.

               (c) No Person other than Obligor is the registered owner of the
     Pledged Ownership Interests.

          Section 3.04. Intercompany Notes. The intercompany notes identified in
Annex 6 constitute all of the outstanding intercompany notes payable to Obligor.

                                   ARTICLE IV
                                    COVENANTS

          Until the Discharge Date, Obligor covenants and agrees as follows:

          Section 4.01. Preservation of Rights. Obligor shall warrant and defend its title to the Collateral and the interest of the Collateral Agent in the
Collateral against any claim or demand of any persons which may in the reasonable judgment of the Collateral Agent, materially affect Obligor's title to or the Collateral Agent' right or interest in such Collateral.

          Section 4.02. Further Assurances. Obligor, from time to time upon the written request of the Collateral Agent, shall execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order fully to effect the purposes of this Agreement.

          Section 4.03. Records. Obligor shall, at all times, keep accurate and complete records of the Collateral. Obligor shall permit representatives of the
Collateral Agent at any time during normal business hours of Borrower and upon three Business Days' notice to inspect and make abstracts from Obligor's books and records pertaining to the Collateral. Upon the occurrence and continuance of an Event of Default, at the Collateral Agent's request, Obligor shall promptly deliver any and all such records to the Collateral Agent.

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                                       15

                                   ARTICLE V
                                    REMEDIES

          Section 5.01. Events of Default, Etc. Without limiting the rights, powers and privileges of the Collateral Agent under Article II, if any Event of
Default shall have occurred and be continuing:

               (a) The Collateral Agent in its discretion may require Obligor to, and Obligor shall, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Collateral Agent and Obligor, designated in the Collateral Agent's request;

               (b) The Collateral Agent in its discretion may make any
     reasonable compromise or settlement it deems desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, all or any part of the
     Collateral;

               (c) The Collateral Agent in its discretion may, in its name or in the name of Obligor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for all or any part of the Collateral, but shall be under no obligation to do so;

               (d) The Collateral Agent in its discretion may, upon ten (10)
     Business Days' prior written notice to Obligor of the time and place, with respect to all or any part of the Collateral which shall then be or shall thereafter come into the possession, custody or control of the Collateral
     Agent or any of its agents, sell, lease or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems best, for cash, for credit or for future delivery (without thereby assuming any credit risk) and at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place of any such sale (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or any other Person may be the purchaser, lessee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Obligor, any such demand, notice and right or equity being hereby expressly waived and released. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned;

               (e) The Collateral Agent shall have, and in its discretion may exercise, all of the rights, remedies, powers and privileges with respect to the Collateral of a secured party under the Uniform Commercial Code
     (whether or not the Uniform Commercial Code is in effect in the jurisdiction where such rights, remedies, powers and privileges are asserted) and such additional rights, remedies, powers and privileges to

                                                   PLEDGE AND SECURITY AGREEMENT
                                                                  (ORMAT NEVADA)

                                       16

     which a secured party is entitled under the laws in effect in any jurisdiction where any rights, remedies, powers and privileges in respect of this Agreement or the Collateral may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the
     Collateral Agent were the sole and absolute owner of the Collateral (and
     Obligor agrees to take all such action as may be appropriate to give effect to such right);

               (f) The Collateral Agent in its discretion may, to the full extent provided by law, have a court having jurisdiction appoint a receiver, which receiver shall take charge and possession of and protect, preserve, replace and repair the Collateral or any part thereof, and manage and operate the same, and receive and collect all rents, income, receipts, royalties, revenues, issues and profits therefrom. Obligor irrevocably consents and shall be deemed to have hereby irrevocably consented to the appointment thereof, and upon such appointment, Obligor shall immediately deliver possession of such Collateral to the receiver. Obligor also irrevocably consents to the entry of an order authorizing such receiver to invest upon interest any funds held or received by the receiver in connection with such receivership. The Collateral Agent shall be entitled to such appointment as a matter of right, if it shall so elect, without the giving of notice to any other party and without regard to the adequacy of the security of the Collateral; and

               (g) The Collateral Agent in its discretion may enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to estop or prevent the Collateral Agent from pursuing any other or further remedy which it may have hereunder or by law, and any repossession or retaking or sale of the Collateral pursuant to the terms hereof shall not operate to release Obligor until full and final payment of any deficiency has been made. Obligor shall reimburse the Collateral Agent upon demand for, or the Collateral Agent may apply any proceeds of
     Collateral to, the costs and expenses (including reasonable attorneys'
     fees, transfer taxes and any other charges) incurred by the Collateral
     Agent in connection with any sale, disposition, repair, replacement, alteration, addition, improvement or retention of any Collateral hereunder.

The proceeds of, and other realization upon, the Collateral by virtue of the exercise of remedies under this Section 5.01 shall be applied in accordance with
Section 5.04.

          Section 5.02. [Intentionally Omitted.]

          Section 5.03. [Intentionally Omitted.]

          Section 5.04. Application of Proceeds. The Proceeds of, or other realization upon, all or any part of the Collateral by virtue of the exercise of remedies under Section 5.01, and any other cash at the time held by the Collateral Agent under this Article V, shall be applied by the
     Collateral Agent in accordance with the terms and provisions of the
     Collateral Agency Agreement.

                                                   PLEDGE AND SECURITY AGREEMENT
                                                                  (ORMAT NEVADA)

                                       17

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

          Section 6.01. Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (which may be by telecopier with confirmation of receipt) delivered to the intended recipient:
if to the Collateral Agent, at the address set forth in Section 10.02 of the
Indenture and if to Obligor, at the address set forth in Annex 1; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.s

          Section 6.02. Amendments. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by Obligor and the Collateral Agent and
(except for this Section 6.02) any provision of this Agreement may be waived in writing only by the Collateral Agent.

          Section 6.03. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns of the parties to this Agreement; provided, however, that (a) Obligor may not assign or transfer any of its respective rights or interest in or under this Agreement or delegate any of its obligations under this Agreement without the prior written consent of the Collateral Agent and (b) the Collateral Agent shall transfer or assign its rights under this
Agreement in connection with a resignation or removal of such Person from its respective capacity in accordance with the terms of this Agreement.

          Section 6.04. Survival. All agreements, statements, representations and warranties made by Obligor herein or in any certificate or other instrument delivered by Obligor or on its behalf under this Agreement shall be considered to have been relied upon by the Collateral Agent and shall survive the execution and delivery of this Agreement and the other Transaction Documents until the earlier to occur of (i) termination thereof; and (ii) the Discharge Date, in each case, regardless of any investigation made by or on behalf of the
Collateral Agent.

          Section 6.05. No Waiver; Remedies Cumulative. No failure or delay on the part of the Collateral Agent in exercising any right, power or privilege hereunder and no course of dealing between Obligor and the Collateral Agent shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Collateral Agent would otherwise have.

          Section 6.06. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                                                   PLEDGE AND SECURITY AGREEMENT
                                                                  (ORMAT NEVADA)

                                       18

          Section 6.07. Captions. The headings of the several articles and sections and sub sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          Section 6.08. Severability. In case any provision contained in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          Section 6.09. Governing Law; Submission to Jurisdiction and Venue;
Waiver of Jury Trial.

               (a) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO
CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE.

               (b) Submission to Jurisdiction. The Obligor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern
District of New York for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Obligor hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum.

               (c) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT
PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY
LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS
AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT,
TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO
REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY
OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK
TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER
PARTIES HERETO HAVE BEEN INDUCED TO ENTER THIS AGREEMENT BY, AMONG OTHER THINGS,
THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

               (d) NO CLAIM MAY BE MADE BY ANY PARTY HERETO AGAINST ANY OTHER
PARTY HERETO OR ANY OF ITS SUCCESSORS IN INTEREST OR ITS AFFILIATES, DIRECTORS,
OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS OF ANY OF ANY OF THEM FOR ANY SPECIAL,
INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH
OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATING TO, OR
ANY ACT, OMISSION OR EVENT

                                                   PLEDGE AND SECURITY AGREEMENT
                                                                  (ORMAT NEVADA)

                                       19

OCCURRING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR
THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE OTHER TRANSACTION
DOCUMENTS, AND EACH PARTY HERETO HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE
UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT
KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

          Section 6.10. Entire Agreement. This Agreement, together with any other agreement executed in connection with this Agreement, is intended by the parties as a final expression of their agreement as to the matters covered by this Agreement and is intended as a complete and exclusive statement of the terms and conditions of such agreement.

          Section 6.11. Independent Obligations. Obligor's obligations under this Agreement are independent of those of any other Person. The Collateral
Agent may bring a separate action against Obligor without first proceeding against any other Person or any other security held by the Collateral Agent and without pursuing any other remedy.

          Section 6.12. Expenses. Obligor agrees to pay or to reimburse the
Collateral Agent for all costs and expenses (including reasonable attorney's fees and expenses) that may be incurred by the Collateral Agent in any effort to enforce any of the provisions of Article II or Article V, or any of the obligations of Obligor in respect of the Collateral or in connection with (a)
the preservation of the liens on, or the rights of the Collateral Agent to the
Collateral pursuant to this Agreement or (b) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such costs and expenses (and reasonable attorney's fees and expenses) incurred in any bankruptcy, reorganization, workout or other similar proceeding.

                             [SIGNATURES TO FOLLOW]

                                                   PLEDGE AND SECURITY AGREEMENT
                                                                  (ORMAT NEVADA)

                                       20

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the date first written above.

                                        OBLIGOR:

                                        ORMAT NEVADA INC.,
                                        a Delaware corporation

                                        By: /s/ Yehudit Bronicki
                                            ------------------------------------
                                            Name:
                                            Title:

                                                   PLEDGE AND SECURITY AGREEMENT
                                                                  (ORMAT NEVADA)

                                        COLLATERAL AGENT:

                                        UNION BANK OF CALIFORNIA, N.A.

                                        By: /s/ Sonia N. Flores
                                            ------------------------------------
                                            Name: Sonia N. Flores
                                            Title: Vice President

                                                   PLEDGE AND SECURITY AGREEMENT
                                                                  (ORMAT NEVADA)

                                     ANNEX 1

               Organization and Chief Executive Office of Obligor

Obligor's Legal Name, Type and Jurisdiction of Organization, and Organizational
Identification Number:

Ormat Nevada Inc., a Delaware corporation, organizational ID#: 2278574.

Obligor's Chief Executive Office and Mailing Address:

Ormat Nevada Inc.
980 Greg Street
Sparks, NV 89431
Facsimile: (775) 356-9039
Attention: President

                                                   PLEDGE AND SECURITY AGREEMENT
                                                                  (ORMAT NEVADA)

                                     ANNEX 2

                           PLEDGED OWNERSHIP INTERESTS

Issuer: Ormat Funding Corp., a Delaware corporation ("Ormat Funding")

Chief Executive Office and Address of the Issuer:
Ormat Funding Corp.
980 Greg Street
Sparks, NV 89431
Facsimile: (775) 356-9039
Attention: President

Pledged Ownership Interests: 100% of all equity interests of Ormat Funding

                                                   PLEDGE AND SECURITY AGREEMENT
                                                                  (ORMAT NEVADA)

                                     ANNEX 3

                              GOVERNMENT APPROVALS

                                      None.

                                                   PLEDGE AND SECURITY AGREEMENT
                                                                  (ORMAT NEVADA)

                                     ANNEX 4

                               INTERCOMPANY NOTES

     The obligation, in an amount up to $55,000,000, owing to Obligor by Ormat
     Funding Corp., a Delaware corporation, evidenced under the Amended and
     Restated Credit Facility between Obligor and Ormesa LLC dated December 1,
     2003, as amended by the First Amendment to Amended and Restated Credit
     Facility, dated February 5, 2004.

                                                   PLEDGE AND SECURITY AGREEMENT
                                                                  (ORMAT NEVADA)